U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PNM Resources, Inc.

(Exact name of Registrant as specified in its charter)

New Mexico	85-0468296
(Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Alvarado Square

Albuquerque, New Mexico

(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file numbers to which this form relates:	No. 333-106080 No. 333-121059
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Corporate Units	New York Stock Exchange

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the Corporate Units to be registered hereunder by PNM Resources, Inc. (“PNM Resources”), reference is made to (i) the Registration Statement on Form S-3, No. 333-106080, which was declared effective by the Securities and Exchange Commission (“SEC”) on August 28, 2003 and the Registration Statement on Form S-3, No. 333-121059, which the SEC declared effective on December 16, 2004 (collectively, the “Registration Statements”), and (ii) the description included under the caption “Description of the Equity Units” in the preliminary prospectus supplement for the Corporate Units filed with the SEC pursuant to Rule 424(b)(3) under the Securities Act of 1933 on March 18, 2005, which description is incorporated herein by reference. The final prospectus supplement relating to the Corporate Units will be filed pursuant to Section 424(b) under the Securities Act of 1933 and will be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

1.	Exhibits relating to the Corporate Units

(a)	Purchase Contract and Pledge Agreement*

(b)	Form of Certificate of Corporate Units (included in Exhibit 1(a))*

(c)	Remarketing Agreement*

2.	Other Exhibits

(a)	Restated Articles of Incorporation of PNM Resources, dated February 22, 2002 (incorporated by reference to Exhibit 3.1 to PNM Resources’ Annual Report on Form 10-K for the year ended December 31, 2001).

(b)	By-laws of PNM Resources, with all Amendments to and including February 18, 2003 (incorporated by reference to Exhibit 3.2 to PNM Resources’ Annual Report on Form 10-K for the year ended December 31, 2002).

(c)	Indenture relating to the debt securities of PNM Resources.*

(d)	Supplemental Indenture designating and authorizing the terms and conditions of the Senior Notes, Series A of PNM Resources, which will initially be a component of the Corporate Units.*

*	To be filed by one or more amendments to this Form 8-A.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PNM Resources, Inc.

By:	/s/ John R. Loyack
	Name:	John R. Loyack
	Title:	Senior Vice President and Chief
Financial Officer
Date: March 23, 2005